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                                                                 Exhibit 11
                                                                 Ex-99.11





                                                     November 21, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:      Exhibit 11, Form N-14
                  Acacia Capital Corporation
                  File Numbers 811-3591, 2-80154

Ladies and Gentlemen:

         As Counsel to Acacia Capital Corporation, it is my opinion, based upon an examination of the Articles of Incorporation and By-Laws and such other original or photostatic copies of Fund records, certificates of proper officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this registration statement on Form N-14 will, when sold, be legally issued, full paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement.


                                                     Sincerely,



                                                     Susan Walker Bender
                                                     Associate General
Counsel